Exhibit 10.3

FIRST AMENDMENT TO SECURITY AGREEMENT

This First Amendment (this “Amendment”) to that certain Security Agreement dated June 27, 2012 (the “Agreement”), is entered into on December 17, 2014 to be effective as of June 27, 2012, by and among Cord Blood America, Inc., a Florida corporation (“CBAI”); CorCell Companies, Inc., a Nevada corporation (“CCCI”); CorCell, Ltd., a Nevada corporation (“CCL”); Cord Partners, Inc., a Florida corporation (“CPI”); CBA Properties, Inc., a Florida corporation (“CBAPI”); and Career Channel Inc., a Florida corporation (“Channel”), in favor of Tonaquint, Inc., a Utah corporation (together with its successors, transferees, and/or assigns, “Secured Party”).  Each of CBAI, CCCI, CCL, CPI, CBAPI, and Channel may be referred to herein as a “Debtor”, and collectively as the “Debtors”.  Each of the Debtors and Secured Party are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.  Unless otherwise defined herein, all references to defined terms herein shall refer to such terms as defined in the Agreement.

WHEREAS, the Debtors previously executed the Agreement in favor of Secured Party, granting Secured Party a security interest in the Collateral as security for the Obligations, all as set forth in the Agreement;

WHEREAS, the Parties desire to amend the Agreement to clarify and confirm what was intended by the defined term “Obligations,” among other things; and

WHEREAS, Section 8.3 of the Agreement provides that the Agreement may not be amended except by the written agreement of the Parties.

NOW THEREFORE, the Parties agree, and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Agreement is hereby amended as follows:

1. Preamble.  The preamble of the Agreement shall be deleted in its entirety and replaced with the following:

“This Security Agreement, dated as of June 27, 2012 (as the same may be amended from time to time, this “Security Agreement”), is executed by Cord Blood America, Inc., a Florida corporation (“CBAI”); CorCell Companies, Inc., a Nevada corporation (“CCCI”); CorCell, Ltd., a Nevada corporation (“CCL”); Cord Partners, Inc., a Florida corporation (“CPI”); CBA Properties, Inc., a Florida corporation (“CBAPI”); and Career Channel Inc., a Florida corporation (“Channel”), in favor of Tonaquint, Inc., a Utah corporation (“Secured Party”).  Each of CBAI, CCCI, CCL, CPI, CBAPI, and Channel may be referred to herein as a “Debtor”, and collectively as the “Debtors”.”

2. Recital A.  Recital “A” of the Agreement shall be deleted in its entirety and replaced with the following:

“A.           CBAI has issued to Secured Party a certain Secured Convertible Promissory Note dated June 27, 2012, in the face amount of $1,252,000 (as the same may be amended, and including any promissory note for which said note is subsequently exchanged, the “Note”).”

3. Definition of Obligations. The paragraph that defines “Obligations” in Section 1 of the Agreement shall be deleted in its entirety and replaced with the following:

““Obligations” means (a) all loans, advances, debts, liabilities and obligations, howsoever arising, owed by any Debtor to Secured Party or any affiliate of Secured Party of every kind and description, now existing or hereafter arising, whether created by the Note, this Security Agreement, that certain Securities Purchase Agreement of even date herewith, entered into by and between any Debtor and Secured Party, as the same may be amended from time to time (the “Purchase Agreement”), any other Transaction Documents (as defined in the Purchase Agreement), any settlement or exchange agreement arising from or related to any of the foregoing and all certificates, documents, agreements, resolutions and instruments delivered by any Debtor to Secured Party under or in connection with any such settlement or exchange agreement (collectively, including any such settlement or exchange agreement, the “Subsequent Transaction Documents”), any modification or amendment to any of the foregoing, guaranty of payment or other contract or by a quasi-contract, tort, statute or other operation of law, whether incurred or owed directly to Secured Party or as an affiliate of Secured Party or acquired by Secured Party or an affiliate of Secured Party by purchase, pledge or otherwise, (b) all costs and expenses, including attorneys’ fees, incurred by Secured Party or any affiliate of Secured Party in connection with the Note or in connection with the collection or enforcement of any portion of the indebtedness, liabilities or obligations described in the foregoing clause (a), (c) the payment of all other sums, with interest thereon, advanced in accordance herewith to protect the security of this Security Agreement, and (d) the performance of the covenants and agreements of Debtors contained in all documents or agreements identified or described in clause (a) above.”

4. Section 4.  Section 4 of the Agreement shall be deleted in its entirety and replaced with the following:

“4.           General Representations and Warranties.  Each Debtor represents and warrants to Secured Party that (a) Debtors are the owners of the Collateral and that to each Debtor's knowledge, no other person has any right, title, claim or interest (by way of Lien or otherwise) in, against or to the Collateral, other than Permitted Liens, and (b) upon the filing of UCC-1 financing statements in the applicable jurisdictions, to each Debtor's knowledge, Secured Party shall have a perfected first-position security interest in the Collateral to the extent that a security interest in the Collateral can be perfected by such filing, except for Permitted Liens.”

5. Sections 5.6, 5.7 and 5.8.  Sections 5.6 and 5.7 of the Agreement shall be deleted in their entirety and replaced with the following, and a new Section 5.8 shall be inserted immediately after Section 5.7, so that Sections 5.6, 5.7 and 5.8 of the Agreement shall be and read as follows:

“5.6           without limiting the foregoing, not to move any Collateral outside the United States without the consent of Secured Party;

5.7           not to sell or otherwise dispose of the Collateral or any interest therein, other than in the ordinary course of business and in an amount not to exceed $50,000 in the aggregate, without the prior consent of Secured Party, which shall not be unreasonably withheld; and

5.8           upon the occurrence of an uncured Payment Default (as defined in the Note) due to one or more of the Debtors filing for bankruptcy or being placed into an involuntary bankruptcy, each of the Debtors hereby consents to Secured Party’s immediate relief from any stay or prohibition on foreclosure (“Stay Relief”), including but not limited to the automatic stay arising under Section 362 of the US Bankruptcy Code (11 U.S.C. 362) or similar provision, and each Debtor agrees to not take any action either directly or indirectly to dispute or otherwise contest Secured Party’s absolute and immediate right to Stay Relief in any bankruptcy or similar proceeding.”

6. References to "Event of Default".  All references to "Event of Default" contained in the Security Agreement shall be amended and changed to "uncured Payment Default".

7. Section 7.5(b).  Section 7.5(b) of the Agreement shall be deleted in its entirety and replaced with the following:

“(b)           Second, to the payment to Secured Party of the amount then owing or unpaid on the Note (to be applied first to accrued interest and second to outstanding principal) and all amounts owed under any of the other Transaction Documents and any Subsequent Transaction Documents; and”

8. Section 8.1.  Section 8.1 of the Agreement shall be deleted in its entirety and replaced with the following:

“8.1           Notices.  Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Debtors or Secured Party under this Security Agreement shall be directed as set forth below (or as the recipient thereof shall otherwise have directed in writing in accordance herewith) in a manner set forth below and will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by email or other form of electronic communication (with receipt of appropriate confirmation and provided that notice of an uncured Payment Default may not be provided by email), (iv) one business day after being deposited with an overnight courier service of recognized standing, or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

   Any Debtor:                                 Cord Blood America, Inc.
                      Attn: Joseph R. Vicente
                      and
                      Attn: Stephen Morgan
                      1857 Helm Drive
Las Vegas, NV 89119

With a copy to (which shall not constitute notice):

Stoel Rives LLP
Attn: David L. Mortensen, Esq.
and
Attn: Rob Yates, Esq.
201 South Main Street, Suite 1100
Salt Lake City, UT 84111

Secured Party:	Tonaquint, Inc.
Attn: John M. Fife
303 East Wacker Drive, Suite 1040
Chicago, Illinois 60601

With a copy to (which shall not constitute notice):

Hansen Black Anderson Ashcraft PLLC
Attn: Jonathan K. Hansen
3051 West Maple Loop Drive, Suite 325
Lehi, Utah 84043

9. Section 8.8.  Section 8.8 of the Agreement shall be deleted in its entirety and replaced with the following:

“8.8           Entire Agreement. This Security Agreement, the Note and the other Transaction Documents, and any Subsequent Transaction Documents, taken together, constitute and contain the entire agreement of Debtors and Secured Party with respect to this particular matter and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof.”

10. Change of Control. Notwithstanding anything to the contrary contained in the Security Agreement or this Amendment, each Party acknowledges and agrees that nothing contained in the Security Agreement or this Amendment shall preclude (i) the sale of equity interests of any Debtor or (ii) the merger of any Debtor with another party. Notwithstanding anything to the contrary contained in the Security Agreement or this Amendment, each Party acknowledges and agrees that nothing contained in the Security Agreement or this Amendment shall preclude the sale of all or substantially all of the assets of any Debtor as long as the proceeds received from such sale are used to repay all amounts owed to Secured Party and such proceeds (up to the outstanding balance of the Note) are paid directly to Secured Party in cash at the closing of such sale.

11. Acknowledgment Regarding Consideration.  Without limiting any provision contained herein, each Debtor acknowledges and agrees that it has received adequate consideration for entering into this Amendment, and covenants never to assert lack or failure of consideration as a defense to the enforcement or effectiveness of this Amendment or the Agreement.

12. Other Terms Unchanged.  The Agreement, as amended by this Amendment, remains and continues in full force and effect, constitutes legal, valid, and binding obligations of each of the Parties, and is in all respects agreed to, ratified, and confirmed. Any reference to the Agreement after the date of this Amendment is deemed to be a reference to the Agreement as amended by this Amendment.  If there is a conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall control.  The Parties acknowledge and agree that it is their intent that the security interest created by the Agreement (as amended hereby) remains an unbroken and continuous security interest and lien position since June 27, 2012. In furtherance thereof, each Party acknowledges, represents and warrants that it has no knowledge of any facts or circumstances that would be inconsistent with such intent and position. Each Party further agrees not to take a position contrary to such representations and warranties and agrees to take such reasonable actions and execute such documents and agreements as Secured Party or any Debtor may reasonably request from time to time in support of such position.

13. Headings.  The headings contained in this Amendment are for reference purposes only and do not affect in any way the meaning or interpretation of this Amendment.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the undersigned Parties have executed and delivered this Amendment to be effective as set forth above.

SECURED PARTY:

TONAQUINT, INC.

By: /s/ John M. Fife
       John M. Fife, President

DEBTORS:

CORD BLOOD AMERICA, INC.

By: /s/ Joseph R. Vicente
Name: Joseph R. Vicente
Title: President

CORCELL COMPANIES, INC.

By: /s/ Joseph R. Vicente
Name: Joseph R. Vicente
Title: President

CORCELL LTD.

By: /s/ Joseph R. Vicente
Name: Joseph R. Vicente
Title: President

CORD PARTNERS, INC.

By: /s/ Joseph R. Vicente
Name: Joseph R. Vicente
Title: President

CBA PROPERTIES, INC.

By: /s/ Joseph R. Vicente
Name: Joseph R. Vicente
Title: President

CAREER CHANNEL INC.

By: /s/ Joseph R. Vicente
Name: Joseph R. Vicente
Title: President

[SIGNATURE PAGE TO FIRST AMENDMENT TO SECURITY AGREEMENT]